Exhibit 99.1

News Release

Unisys Announces Early Results of Previously Announced Cash Tender Offer

BLUE BELL, Pa., June 26, 2025 – Unisys Corporation (NYSE: UIS) (“we,” “us,” “our,” “Unisys” or the “Company”) is releasing early results as of 5:00 p.m., New York City time, on June 25, 2025 (the “Early Tender Expiration”), of our previously announced (i) tender offer (the “Tender Offer”) to purchase for cash any and all of our outstanding 6.875% Senior Secured Notes due 2027 (the “Notes”) and (ii) solicitation of consents from holders (each, a “Holder” and, collectively, the “Holders”) of the Notes (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”).

Tender Offer Highlights

•	As of 5:00 p.m. New York City time, on June 25, 2025, 98.98% of the Notes have been validly tendered and not withdrawn.

•	We expect to purchase all Notes tendered on or before June 25, 2025 on June 27, 2025 (the “Early Settlement Date”) for $1,006.25 per $1,000 principal (the “Total Consideration”) amount of Notes plus accrued but unpaid interest to, but excluding, the Early Settlement Date.

•	As a result of receiving the requisite consents in the Consent Solicitation to adopt the Proposed Amendments, we expect to amend the Indenture to eliminate substantially all restrictive covenants and certain default events, release all of the collateral securing the Notes and modify certain other provisions in the Indenture on the Early Settlement Date.

•	Holders may continue to tender their Notes until 5:00 p.m., New York City time, on July 11, 2025. Holders who tender during this time will be eligible to receive $976.25 per $1,000 principal (the “Tender Offer Consideration”) amount of Notes plus accrued but unpaid interest, with payment expected on July 14, 2025 (the “Final Settlement Date”).

The following table summarizes the material terms of the Tender Offer and the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Expiration, according to information provided by the Tender and Information Agent (as defined below).

Title of Notes	CUSIP Nos./ISINs	Aggregate Principal Amount Outstanding(1)	Aggregate Principal Amount Tendered at the Early Tender Expiration	Percent of Outstanding Principal Amount Tendered at the Early Tender Expiration	Tender Offer Consideration (2)(3)	Early Tender Premium (2)	Total Consideration (2)(3)(4)
6.875% Senior Secured Notes due 2027	144A CUSIP: 909214 BV9 Reg S CUSIP: U90921 AF1 144A ISIN: US909214BV97 Reg S ISIN: USU90921AF11	$485,000,000	$480,054,000	98.98%	$976.25	$30.00	$1,006.25

(1)	As of June 11, 2025.

(2)	Per $1,000 principal amount of Notes tendered and accepted for purchase.

(3)	Excludes accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable, that will be paid on the Notes accepted for purchase.

(4)	Includes the Early Tender Premium.

The withdrawal deadline for the Tender Offer expired at 5:00 p.m., New York City time, on June 25, 2025. As a result, tendered Notes may no longer be withdrawn.

We have elected to exercise our right to make payment for Notes that were validly tendered at or prior to the Early Tender Expiration and that are accepted for purchase on the Early Settlement Date. Each Holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Expiration and whose Notes are accepted for purchase will be entitled to receive the Total Consideration, which includes the Early Tender Premium, each as set forth in the table above.

We expect to concurrently (i) amend our existing amended and restated asset-based revolving credit facility and (ii) issue $700 million aggregate principal amount of our Senior Secured Notes due 2031 subject to certain conditions ((i) and (ii) together, the “Financing Transaction”). We expect to use a portion of the net proceeds from the Financing Transaction, together with cash on hand, to pay the applicable consideration for all tendered Notes, plus accrued interest and all related fees and expenses. The Financing Transaction is not conditioned upon the completion of the Tender Offer.

As a result of receiving the requisite consents in the Consent Solicitation to adopt the Proposed Amendments, we, our subsidiary guarantors and Computershare Trust Company, N.A., as trustee, expect to enter into a supplemental indenture to the Indenture giving effect to the Proposed Amendments. The Proposed Amendments will not become operative unless and until we purchase all Notes validly tendered (and not validly withdrawn) in the Tender Offer. Upon becoming operative, the Proposed Amendments will apply to all remaining Holders of Notes.

Holders may continue to tender their Notes until 5:00 p.m., New York City time, on July 11, 2025, unless extended by us in our sole discretion (such time and date, as the same may be extended, the “Expiration Time”). Holders of Notes who validly tender their Notes following the Early Tender Expiration and at or prior to the Expiration Time will be eligible to receive the Tender Offer Consideration set forth in the table above. No tenders submitted after the Expiration Time will be valid. Payment for the Notes that are validly tendered at or prior to the Expiration Time and that are accepted for purchase will be made on the Final Settlement Date.

The terms and conditions of the Tender Offer and the Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated June 11, 2025 (the “Offer to Purchase and Consent Solicitation Statement”). The Tender Offer and Consent Solicitation is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase and Consent Solicitation Statement.

We reserve the right to terminate or extend the Tender Offer or the Consent Solicitation if any condition to the Tender Offer or the Consent Solicitation is not satisfied (or otherwise in our sole discretion), and to amend the Tender Offer or the Consent Solicitation in any respect. As less than 100% of the outstanding Notes are tendered and accepted for payment pursuant to the Tender Offer, we intend, but are not obligated, to redeem the Notes on or after the par call date of the Notes of November 1, 2025 and satisfy and discharge our obligations pursuant to the terms of the Indenture prior to such date. Nothing herein or in Offer to Purchase and Consent Solicitation Statement shall constitute a notice of redemption of the Notes or an obligation to issue a notice of redemption or satisfy or discharge the Indenture.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

BofA Securities is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and the Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation should be directed to BofA Securities by telephone at (980) 388-3646 (call collect) or (888) 292-0700 (toll-free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (bankers and brokers, call collect) or (855) 654-2014 (all other, toll-free); or by email at contact@gbsc-usa.com.

None of the Company, its board of directors, the Dealer Manager, the Tender and Information Agent, the trustee under the Indenture, the Depository Trust Company nor any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Notes or the Consent Solicitation, and none of the Company nor any of its affiliates has authorized any person to make any such recommendation. The Tender Offer and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Unisys

Unisys is a global technology solutions company that powers breakthroughs for the world’s leading organizations. Our solutions – cloud, AI, digital workspace, logistics and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what’s possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Forward-Looking Statements

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the completion of the Financing Transaction, the final terms of the offering and the anticipated use of proceeds therefrom and the intent to redeem any remaining outstanding Notes. These forward-looking statements are based on current assumptions, expectations and beliefs of Unisys and involve substantial risks and uncertainties that may cause actual results and the timing of events to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to market and other general economic conditions, the ability of Unisys to meet the closing conditions required for the consummation of the offering and other risks detailed in filings Unisys makes with the U.S. Securities and Exchange Commission from time to time, including under the heading “Risk Factors” in Unisys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Unisys assumes no obligation to update any forward-looking statements.

Contacts
For Investors: Michaela Pewarski, Unisys, +1 215-274-1254 Investor@unisys.com
For Press: Patricia Gonzalez, Unisys, +1 817-846-7662 Patricia.Gonzalez@unisys.com

###

RELEASE NO.: 0626/10005

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-C